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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EQUIDYNE CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              EQUIDYNE CORPORATION
                 ANNOUNCES FILING OF DEFINITIVE PROXY STATEMENT

SAN DIEGO, Calif., August 28, 2003 (BW HealthWire) -- EQUIDYNE CORPORATION (AMEX:IJX) announced today that it mailed its definitive proxy statement nominating its board slate for election to the Company's Board of Directors and that it commenced soliciting proxies for a stockholder's meeting to be held on September 9, 2003 ("the Meeting") in Wilmington, Delaware.

MFC Bancorp Ltd. ("MFC"), a merchant bank with offices in Vienna and Berlin, has also filed a definitive proxy statement and launched a costly proxy contest to elect its own hand-picked directors to the Company's Board of Directors at the Meeting. If MFC is successful, it would turn complete control of the Company over to MFC which holds a mere 100 shares of Equidyne's outstanding stock and a proxy to vote the 1,304,133 shares owned by Concord Effekten ("Concord"), a German investment banking firm, representing a combined beneficial ownership of approximately 8.7% based on 14,985,595 shares of common stock outstanding. In the aggregate, the current Board of Directors has a substantial interest in the Company with an aggregate beneficial ownership of approximately 11% of the Company's common stock.

Commenting on the proxy fight, Equidyne's CEO, Marcus Rowan, stated, "As our stockholders may recall, last year after attempting to participate in an alternate Board slate, Concord then proposed to effect a merger between Equidyne and Rosch AG. We rejected this attempt and Rosch AG subsequently went into bankruptcy in January of 2003 and is in the process of liquidating. Now, Concord has given its proxy to MFC. The Board does not believe that MFC has proposed any concrete business plan that will deliver stockholder value apart from what your current Board and current executive management implemented in the last 19 months. The Board has already taken a number of actions, which are now being proposed by MFC in its proxy statement, including preserving Equidyne's cash, discontinuing certain investments and expenses related to the needle-free industry and seeking new business opportunities, investments and acquisitions. In addition, we believe that MFC and its nominees have a history of charging generous compensation packages and substantial advisory fees to previous targets after it had acquired control of their board or majority interests in their stock. MFC has refused to promise to our stockholders that it will not charge similar fees to Equidyne if it is successful in this proxy contest. Indeed, MFC's proxy states that if MFC is successful in gaining control of Equidyne, MFC will seek to have Equidyne reimburse MFC's estimated $275,000 of costs associated with this proxy contest."

Mr. Rowan continued, "In only approximately 19 months, while the needle-free industry has gone through a difficult economic period with two publicly-held needle-free companies going bankrupt, we have significantly decreased the operating expenses of Equidyne, successfully resolved multiple litigation claims left over from prior management, renegotiated Equidyne's long-term contractual manufacturing commitments, completed targeted product development involving disposable injector and pre-filled ampule technology, obtained patent protection for the Low-Cost, Disposable Needle-Free Injector System, filed for patent protection on the Company's Pre-Filled Ampule technology in the U.S. and key international markets, and obtained 510(k) clearance from the FDA to market the INJEX 30 System for insulin administration 'over-the-counter,' thereby enhancing our technology portfolio available for licensing or other strategic transactions. At the same time, Equidyne's Board and management have been actively working to enhance stockholder value and evaluating strategic alternatives with Cypress Associates LLC, its financial advisor and investment banker, including mergers, acquisitions, a sale or licensing of technology.





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We greatly appreciate the continued support of our stockholders as we work towards the completion of these efforts."

Mr. Rowan concluded, "Our stockholders will shortly be receiving their proxy statement and WHITE proxy card for the Meeting. We urge them to demonstrate their support for the Company's proposed nominees by signing and mailing the WHITE proxy cards."

For further information on how to vote at the stockholders meeting, please call MacKenzie Partners, Inc. toll free at (800) 322-2885. For further information about the Company, please contact Marcus Rowan, CEO, or Mark Myers, President, at 214-219-5300.

About the Company:

Equidyne Corporation (www.equidyne.com), through Equidyne Systems, Inc., its wholly-owned subsidiary based in San Diego, California, is working to capitalize on its needle-free drug delivery systems for subcutaneous injections. The INJEX needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. The INJEX System is a comfortable, economical alternative to delivering medications using conventional needle injections.

Certain statements contained herein and other written material and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 that provide current expectations or forecasts of future events. Such statements are typically characterized by terminology such as 'believe,' 'anticipate,' 'should,' 'intend,' 'plan,' 'will,' 'expect,' 'estimate,' 'project,' 'strategy' and similar expressions. Our forward-looking statements generally relate to our ability to develop and execute our business plan, the prospects for future sales of our products, the success of our international marketing activities, the success of our strategic corporate relationships, the adoption and use of needle-free technology and the success of our diversification and strategic alternative initiatives. These statements are based upon assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including the following: our ability to achieve profitable operations and to maintain sufficient cash to operate our business and meet our liquidity requirements; our ability to obtain financing, if required, on terms acceptable to us, if at all; the success of our research and development activities and our ability to obtain regulatory authorizations for developed products, if any; competitive developments affecting our current products; our ability to successfully identify and attract strategic partners and to market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trends toward managed care and health care cost containment; exposure to product liability and other types of lawsuits and regulatory proceedings; our ability to protect our intellectual property both domestically and internationally; governmental laws and regulations affecting domestic and foreign operations; our ability to identify and complete diversification opportunities or strategic alternatives, including potential strategic acquisitions, a potential sale or merger, a potential sale or license of assets, including Equidyne's needle-free technology, and a potential liquidation; and the impact of acquisitions, divestitures, restructurings, product withdrawals and other unusual items, as well as other risks identified in our filings with the Securities and Exchange Commission. Except as required by





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applicable law, the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.